SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

May 21, 2001

rStar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27029	91-1836242

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Executive Parkway, Suite 150
San Ramon, California 94583

(Address of principal executive offices)
(Zip Code)

(925) 543-0300
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Item 5. Other Events.

      On May 21, 2001, rStar Corporation (the “Company”) issued 19,396,522 shares of its common stock, par value $0.01 per share (the “Company Common Stock”) to Gilat Satellite Networks (Holland) B.V. (“Gilat Holland”), an affiliate of Spacenet Inc. (“Spacenet”), in exchange for the full satisfaction of the Company’s capital lease obligations and other accrued liabilities to Spacenet, the total present value of which was approximately $45 million. The shares of Company Common Stock issued to Gilat Holland was at a price $2.32 per share. Gilat Holland and Spacenet are affiliates of Gilat Satellite Networks Ltd. (“Gilat”), the majority shareholder of the Company. As a result of the transaction, Gilat and its subsidiaries own approximately 65.6% of the outstanding shares of the Company’s Common Stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) and (b) Not Applicable.

      (c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

2.1	Agreement dated as of April 23, 2001 by and between rStar Corporation (formerly known as ZapMe! Corporation), a Delaware corporation, and Spacenet Inc., a Delaware corporation.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation

By:
/s/ LANCE MORTENSEN

Lance Mortensen, President, Chief Executive Officer and Chairman of the Board of Directors

Date: May 23, 2001